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                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

                                AMENDATORY RIDER

                               VOLUNTARY PROGRAM
                                       TO
                     SURRENDER CONTRACT AND IN FORCE RIDERS
                                      AND
                        RECEIVE ENHANCED SURRENDER VALUE

This Rider is issued as part of, and amends your Contract. Capitalized terms have the meanings set forth in your Contract. "We", "us" and "our" mean Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company. "You" and "your" mean the Contract Owner.

This Rider IS NOT EFFECTIVE UNTIL after our receipt at our Administrative Offices of your signed and properly completed acknowledgement form and full surrender request to participate in the voluntary program.

When this rider becomes effective:

       (a)  it supersedes any conflicting provision of your Contract;

       (b) we will pay you the Enhanced Surrender Value amount described below;

       (c) your Contract and all riders and guaranteed benefits will be fully surrendered and all insurance coverage and benefits will immediately terminate;

       (d) you may not reinstate your Contract.

The Enhanced Surrender Value is calculated as of the Valuation Day we receive your signed and properly completed acknowledgement form and full surrender request and any other administrative forms required. The Enhanced Surrender Value is the greater of:

       (a)  Contract Value; or

       (b) Contract Value plus [20%] of your Payment Base, not to exceed a cap of [90%] of your Payment Base. Your Payment Base is determined as of [date]. No automatic Payment Base increases apply after [date]. The cap will be adjusted for any Partial Surrenders taken between [date] and the Valuation Day the Enhanced Surrender Value is calculated.

There may be restrictions on your ability to participate in this voluntary program. This voluntary program may be cancelled with prior notification from us.

Signed for HARTFORD LIFE INSURANCE COMPANY

 [  /s/ Beth Bombara                   /s/ Terence Shields
    ---------------------------------  -------------------------------------
    BETH BOMBARA, PRESIDENT            TERENCE SHIELDS, CORPORATE SECRETARY   ]